   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1998
                                                          Registration No. 333-

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ---------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            ---------------------

                        NEWFIELD EXPLORATION COMPANY
           (Exact name of registrant as specified in its charter)

          DELAWARE                                               72-1133047
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                  363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                            HOUSTON, TEXAS  77060
         (Address of principal executive offices, including zip code)

                            ---------------------

             NEWFIELD EXPLORATION COMPANY 1998 OMNIBUS STOCK PLAN

                           (Full title of the plan)

                               TERRY W. RATHERT
                  VICE PRESIDENT-PLANNING AND ADMINISTRATION
                  363 N. SAM HOUSTON PARKWAY E., SUITE 2020
                            HOUSTON, TEXAS  77060
                   (Name and address of agent for service)

                                (281) 847-6000
        (Telephone number, including area code, of agent for service)

                                   Copy to:

                               JAMES H. WILSON
                            VINSON & ELKINS L.L.P.
                            2300 FIRST CITY TOWER
                          HOUSTON, TEXAS 77002-6760
                                (713) 758-2222
                             (713) 758-2346 (FAX)

                       CALCULATION OF REGISTRATION FEE


======================================================================================================================
       Title of             Amount to be           Proposed maximum          Proposed maximum            Amount of
   securities to be          registered             offering price               aggregate            registration fee
      registered                                      per share*              offering price*
----------------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value           1,000,000 shares             $ 21.75                 $ 21,750,000                $6,417
======================================================================================================================

*Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the New York Stock Exchange for the Common Stock on July 15, 1998.

                            ---------------------

================================================================================

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Newfield Exploration Company, a Delaware corporation (the "Company"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (File No. 1-12534) are incorporated herein by reference and made a part hereof:

         (a)     Annual Report on Form 10-K for the year ended December 31,
                 1997;

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         (c) description of the Company's Common Stock, par value $.01 per share ("Common Stock"), contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 4, 1993.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

    The audited consolidated financial statements and schedules of the Company incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their reports, have been audited by PricewaterhouseCoopers LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    Certain information incorporated by reference in this Registration Statement relating to the Company's proved oil and gas reserves and future net cash flows therefrom is derived from estimates prepared by Ryder Scott Company, Petroleum Engineers, and is incorporated by reference herein in reliance upon such firm as experts with respect to such matters.

ITEM 4.      DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

    None.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article Seventh of the Company's Second Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), together with Article VI of its Restated Bylaws (the "Bylaws") provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the Company or is a person who is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Certificate of Incorporation and Bylaws were adopted or as may be thereafter amended. Article VI of the Bylaws expressly provides that it is not the exclusive method of indemnification.

    Article Seventh of the Certificate of Incorporation and Article VI of the Bylaws also provide that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Certificate of Incorporation contains such a provision.

    Article VI of the Company's Restated Bylaws provides that the Company may maintain insurance at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

    Howard H. Newman, a director of the Company and a Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg"), is indemnified by an affiliate of Warburg against certain liabilities that he may incur as a result of his serving as director of the Company.

    Thomas G. Ricks, a director of the Company and President and Chief Executive Officer of The University of Texas Investment Management Company ("UTIMCO"), is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of the Company.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.      EXHIBITS.

    Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

       4.1.1 -   Newfield Exploration Company 1998 Omnibus Stock Plan.

       4.1.2 -   Amendment of 1998 Omnibus Stock Plan, dated May 7, 1998.

       4.2   -   Second   Restated  Certificate   of  Incorporation   of  Newfield   Exploration   Company
                 (incorporated by  reference to  Exhibit 3.1 to  the Company's  Registration Statement  on
                 Form S-1 (Registration No. 33-69540)).
     4.2.1   -   Certificate of Amendment to Second Restated Certificate  of Incorporation of the  Company
                 dated  May 15, 1997  (incorporated  by  reference  to  Exhibit  3.1.1  to  the  Company's
                 Registration Statement on Form S-3 (Registration No. 333-32582)).

       4.3   -   Restated  Bylaws of Newfield  Exploration Company  (incorporated by  reference to Exhibit
                 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

       5.1   -   Opinion of Vinson & Elkins L.L.P.

      23.1   -   Consent of PricewaterhouseCoopers LLP.

      23.2   -   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

      23.3   -   Consent of Ryder Scott Company.

      24.1   -   Power of Attorney (included on the signature page to this Registration Statement).

                                  UNDERTAKINGS

    The Company hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of July, 1998.

                          NEWFIELD EXPLORATION COMPANY


                          By:    /s/ TERRY W. RATHERT
                             -----------------------------------------------
                                     Terry W. Rathert
                             Vice President-Planning and Administration

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe B. Foster and Terry W. Rathert, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney- in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 17th day of July, 1998.

             Signature                                   Title
             ---------                                   -----

/s/ JOE B. FOSTER                                Chairman of the Board, President and Chief Executive Officer
--------------------------------                 (Principal Executive Officer)
Joe B. Foster

/s/ ROBERT W. WALDRUP                            Vice President - Operations and Director
--------------------------------
Robert W. Waldrup

/s/ TERRY W. RATHERT                             Vice President-Planning and Administration and Secretary
--------------------------------                 (Principal Financial Officer)
Terry W. Rathert


/s/ RONALD P. LEGE                               Controller and Assistant Secretary (Principal Accounting Offic
--------------------------------
Ronald P. Lege

/s/ CHARLES W. DUNCAN, JR.                       Director
--------------------------------
Charles W. Duncan, Jr.

                                                 Director
--------------------------------
Howard H. Newman

/s/ THOMAS G. RICKS                              Director
--------------------------------
Thomas G. Ricks

/s/ C. E. SHULTZ                                 Director
--------------------------------
C. E. Shultz

/s/ TERRY HUFFINGTON                             Director
--------------------------------
Terry Huffington


/s/ DENNIS R. HENDRIX                            Director
--------------------------------
Dennis R. Hendrix


/s/ PHILIP J. BURGUIERES                         Director
--------------------------------
Philip J. Burguieres

/s/ JOHN C. SAWHILL                              Director
--------------------------------
John C. Sawhill

                                 EXHIBIT INDEX

   Exhibit
   Number                             Description
   -------                            -----------
       4.1.1  -   Newfield Exploration Company 1998 Omnibus Stock Plan.

       4.1.2. -   Amendment of 1998 Omnibus Stock Plan, dated May 7, 1998.

       4.2    -   Second  Restated  Certificate  of  Incorporation  of   Newfield  Exploration
                  Company  (incorporated   by  reference  to  Exhibit 3.1   to  the  Company's
                  Registration Statement on Form S-1 (Registration No. 33-69540)).

    4.2.1     -   Certificate of Amendment to  Second Restated Certificate of Incorporation of
                  the Company dated  May 15, 1997 (incorporated by reference to  Exhibit 3.1.1
                  to  the   Company's  Registration   Statement  on   Form  S-3  (Registration
                  No. 333-32582)).

       4.3    -   Restated Bylaws  of Newfield Exploration Company  (incorporated by reference to  Exhibit 3.2 to  the Company's  Annual Report  on Form 10-K for  the year ended December 31, 1994).
       5.1    -   Opinion of Vinson & Elkins L.L.P.

      23.1    -   Consent of PricewaterhouseCoopers LLP.

      23.2    -   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

      23.3    -   Consent of Ryder Scott Company.

      24.1    -   Power of  Attorney (included  on  the signature  page to  this  Registration
                  Statement).